UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 14, 2005

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
250 Rittenhouse Circle Bristol, PA 19007 (Address of principal executive offices)
(215) 785-4000 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 14, 2005, the Board of Directors of Jones Apparel Group, Inc. approved the following annual retainer amounts, meeting fees and equity compensation for non-employee directors of the Company, effective as of March 14, 2005.

Compensation of Non-Employee Directors of Jones Apparel Group, Inc.

Effective as of March 14, 2005

Annual Retainer(1)	$40,000
Board Meeting Fee	$2,000
Committee Chair Retainer	$10,000 for Audit Committee $5,000 for Other Committees
Committee Meeting Fee	$1,000
Equity(2)	Annual Grant: 3,000 shares of restricted common stock Initial Grant: 6,000 shares of restricted common stock

(1) Each non-employee director may elect to defer all or a portion of his or her annual retainer and meeting attendance fees under the Jones Apparel Group, Inc. Deferred Compensation Plan for Outside Directors.

(2)  The restricted stock awards have a value based on the fair market values of Jones Apparel Group, Inc. common stock on the effective date of the grant and vest in equal installments over three years.  The awards are granted under the Jones Apparel Group, Inc. 1999 Stock Incentive Plan.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

 Date: March 14, 2005

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